Exhibit 3.157

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “WARNER STRATEGIC MARKETING INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE SECOND DAY OF JUNE, A.D. 2000, AT 1:30 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “OCTA MUSIC, INC.” TO “WARNER STRATEGIC MARKETING INC.”, FILED THE FOURTEENTH DAY OF DECEMBER, A.D. 2001, AT 10:30 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

	[SEAL]	/s/ Harriet Smith Windsor
		Harriet Smith Windsor, Secretary of State

3229661 8100H		AUTHENTICATION:	2877045

040036684		DATE:	01-16-04

1

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:30 PM 06/02/2000
001282194 - 3229661

CERTIFICATE OF INCORPORATION

OF

OCTA MUSIC, INC.

The undersigned, for the purposes of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that:

FIRST:                                   The name of this corporation is OCTA MUSIC, INC.

SECOND:                    Its Registered Office in the State of Delaware is to be located at 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The Registered Agent in charge thereof is The Corporation Trust Company.

THIRD:                               The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH:                   The amount of the total authorized stock of the corporation is two hundred (200); all of which are without par value and classified as common stock.

FIFTH:                                  The name and mailing address of the incorporator are as follows:

NAME	MAILING ADDRESS

Marie N. White	75 Rockefeller Plaza New York, NY 10019

SIXTH:                                The duration of the corporation shall be perpetual.

SEVENTH:              When a compromise or arrangement is proposed between the corporation and its creditors or any class of them or between the corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of the corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation pursuant to the provisions of Section 291 of Title 8 of the Delaware Code or on application of trustees in dissolution or any receiver or receivers appointed for the corporation pursuant to provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of the corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on the corporation.

EIGHTH:                        The personal liability of all of the directors of the corporation is hereby eliminated to the fullest extent allowed as provided by the Delaware General Corporation Law, as the same may be supplemented and amended.

NINTH:                              The corporation shall, to the fullest extent legally permissible under the provisions of the Delaware General Corporation Law, as the same may be amended and supplemented, shall indemnify and hold harmless any and all persons whom it shall have power to indemnify under said provisions from and against any and all liabilities (including expenses) imposed upon or reasonably incurred by him in connection with any action, suit or other proceeding in which he may be involved or with which he may be threatened, or other matters referred to in or covered by said provisions both as to action in is official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer of the corporation. Such indemnification provided shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, Agreement or Resolution adopted by the shareholders entitled to vote thereon after notice.

Dated: May 31, 2000

/s/ Marie N. White
Marie N. White, Incorporator

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:30 AM 12/14/2001
010642622 - 3229661

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

BEFORE PAYMENT OF CAPITAL

OF

OCTA MUSIC, INC.

Adopted in accordance with the provisions
of Section 241 of the General Corporation
Law of the State of Delaware

The undersigned, being the sole director of Octa Music, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware, do hereby certify as follows:

FIRST:  That Articles First and Fourth of the Certificate of Incorporation of said corporation be and they hereby are amended to read in their entirety as follows:

“FIRST:  The name of the corporation is Warner Strategic Marketing Inc.”

“FOURTH:  The amount of the total authorized stock of the corporation is two hundred (200), all of which are without par value and classified as common stock.”

SECOND:  That the corporation has not received any payment for any of its stock and such amendment has been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, I have signed this Certificate of Amendment this 13th day of December, 2001.

By:	/s/ Spencer B. Hays
	Name:	Spencer B. Hays
	Title:	Director